Exhibit 23

Price Waterhouse LLP

                             Consent of Independent Accountants

We hereby consent to the incorporation by reference in this filing on Form 11-K of our report dated May 2, 1997, which appears on page 38 of the 1997 Annual Report to Shareholders of The Earthgrains Company, which is incororated by reference in The Earthgrains Company's Annual Report on Form 10-K for the fiscal year ended March 25, 1997.

/s/PRICE WATERHOUSE, LLP
   Price Waterhouse, LLP

St. Louis, Missouri
December 23, 1997